AMENDMENT NO. 1 TO THE

                              DECLARATION OF TRUST
                                       OF
                          OPPENHEIMER STABLE VALUE FUND


     This Amendment to the Declaration of Trust of Oppenheimer Stable Value Fund is made as of March 18, 1999.

      WHEREAS, the Trustees established Oppenheimer Stable Value Fund (the "Fund" or the "Trust") as a trust fund under the laws of the Commonwealth of Massachusetts for the investment and reinvestment of funds contributed thereto under a Declaration of Trust dated June 2, 1998.

     NOW, THEREFORE, the Trustees desire to make a permitted change to said Declaration of Trust without shareholder approval to change the name of the Fund to OPPENHEIMER CAPITAL PRESERVATION FUND.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 18th day of March, 1999.


                               By: /s/ Andrew J. Donohue
                                   ---------------------
                                   Andrew J. Donohue, Vice President
                                  and Secretary


WITNESS:



By: /s/ Denis R. Molleur
    --------------------
    Denis R. Molleur,
    Vice President and Associate Counsel



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